UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Purchase Agreement

On May 7, 2025, AppLovin Corporation (“AppLovin” or the “Company”) and its subsidiaries Morocco, Inc. and AppLovin GmbH (collectively, the “Sellers”) entered into a Purchase Agreement (the “Agreement”) with Tripledot (“Purchaser Parent”) and its subsidiaries Eton Games Inc. and Tripledot Group Holdings Limited (collectively, with Purchaser Parent, the “Purchasers”). On the terms and subject to the conditions set forth in the Agreement, Sellers will transfer the equity interests of certain wholly-owned subsidiaries that are engaged in the Company’s mobile gaming business (the “Gaming Business”) to Purchasers, for total consideration (the “Purchase Price,” and such sale, together with the other transactions contemplated by the Agreement, the “Transactions”) consisting of (i) $400.0 million in cash consideration, comprised of (a) $150.0 million to be paid in cash at the closing of the Transactions (the “Closing”) and (b) a $250.0 million secured promissory note to be issued by Eton Games Inc. (collectively with any other U.S. subsidiaries of Purchaser Parent designated as a co-Borrower thereunder, “Borrowers”) to the Company or its designated affiliate at the Closing (the “Promissory Note”), and (ii) equity consideration comprised of ordinary shares of Purchaser Parent representing approximately 20% of the fully-diluted equity capitalization of Purchaser Parent at the Closing. Purchaser Parent anticipates financing a portion of the cash Purchase Price payable at the Closing with debt.

The terms of the Promissory Note provide for a maturity of 18 months from the Closing, with no amortization. The Borrowers are permitted to voluntarily prepay the outstanding principal amount of the Promissory Note, in whole or in part, without premium or penalty. The advance under the Promissory Note bears interest at a rate per annum equal to eleven percent (11%). As of the Closing, the obligations of the Borrowers under the Promissory Note will be guaranteed by all U.S. and U.K. subsidiaries of the Purchaser Parent, subject to certain exceptions, and secured by (i) substantially all assets of the Borrowers and the U.S. guarantors and (ii) a pledge by Tripledot Group Holdings Limited of the equity interests held by it in each Borrower and U.S. guarantor, in each case subject to permitted liens and certain customary exceptions. Within 90 days after the Closing, the obligations of the Borrowers under the Promissory Note will also be guaranteed by Purchaser Parent and secured by (a) substantially all assets of the U.K. guarantors and (b) a share pledge by Purchaser Parent of the equity interests held by it in each U.K. guarantor and U.S. guarantor, in each case subject to permitted liens and certain customary exceptions. The Promissory Note includes negative covenants limiting, with certain exceptions, (1) dispositions, (2) changes in business, (3) mergers or acquisitions, (4) indebtedness, (5) liens, (6) distributions and investments and (7) transactions with affiliates; provided that the foregoing covenants allow redemptions and repurchases of a certain series of stock of Purchaser Parent up to an aggregate amount of $205 million. The Promissory Note also contains certain customary affirmative covenants and events of default.

The board of directors of the Company and Purchaser Parent each unanimously approved the Agreement and the Transactions. In addition, at an extraordinary meeting held on May 7, 2025, shareholders of Purchaser Parent, constituting the requisite shareholder approval under Purchaser Parent’s Amended and Restated Memorandum and Articles of Association, approved, among other things, the Agreement and the Transactions.

The Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants by the Sellers regarding the conduct of the Gaming Business prior to the Closing.

The Company has agreed to indemnify Purchaser Parent for losses resulting from (i) any breach of any of the covenants to be performed by the Sellers in the Agreement, (ii) any fraud by the Sellers, (iii) certain pre-closing tax matters as set forth in the Agreement, and (iv) certain other specified matters, in each case, subject to the limitations set forth in the Agreement. Purchasers’ sole recourse for breaches of the representations and warranties will be a buyer-side representations and warranties insurance policy.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the approval of the Agreement and the Transactions by the requisite shareholders of Purchaser Parent and the occurrence of certain pre-Closing actions with respect to Purchaser Parent’s capitalization structure, (ii) the absence of any law or order preventing or prohibiting the consummation of the Transactions, (iii)

expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the accuracy of each party’s representations and warranties (subject to customary materiality and other qualifiers), (v) each party’s performance and compliance with its covenants contained in the Agreement, (vi) the absence of a material adverse effect on the Gaming Business or on Purchaser Parent, and (vii) other closing deliverables. The Transactions are not subject to any financing condition.

Either Purchaser Parent or the Company may terminate the Agreement if (i) the Closing has not occurred before 11:59 p.m. (Pacific time) on November 3, 2025, (ii) any final and non-appealable order, decree or injunction has been issued by a governmental entity permanently prohibiting the consummation of the Transactions, or (iii) the other party is in breach under the Agreement such that certain conditions to the Closing would not be satisfied and such breach is not cured within the time period specified in the Agreement. The Agreement may also be terminated by the mutual written consent of Purchaser Parent and the Company.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Agreement, the Transactions are expected to close in the second quarter of 2025.

The Agreement also contemplates that, at the Closing, the Company and Purchaser Parent (or their respective affiliates) will enter into a number of ancillary agreements. These agreements include: (i) an intercompany arrangement agreement (the “Intercompany Arrangement Agreement”), which shall govern certain rights and obligations between the Company and Purchaser Parent with respect to the Gaming Business, including with respect to control of certain specified litigation matters, termination of certain intercompany agreements and shared services, compliance with certain prior agreements, settlement of certain intercompany balances, treatment and access to certain records, mail and other communications, and repayment of certain payments to the Company as necessary, in each case subject to the terms of the Intercompany Arrangement Agreement, (ii) a transition services agreement, pursuant to which the Company will provide certain transition services to Purchaser Parent for the Gaming Business for a period of up to six months from the Closing, and pursuant to which Purchaser Parent will reimburse the Company for certain costs incurred under the transition services agreement during the term, (iii) a support agreement pursuant to which certain shareholders of Purchaser Parent have agreed, among other things, to vote all of their shares in favor of the Agreement and the Transactions at any meeting of Purchaser Parent’s shareholders, or in any action by written consent of Purchaser Parent’s shareholders, and (iv) an information rights agreement pursuant to which Purchaser Parent has agreed to provide the Company with certain information rights in connection with the Company’s financial reporting.

The foregoing description of the Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 and incorporated by reference. The Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement for the purpose of allocating contractual risk between those parties, do not establish these matters as facts, and in certain cases are subject to separately scheduled exceptions and qualifications. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Sellers, Purchasers or any of their respective subsidiaries or affiliates.

Item 2.02    Results of Operations and Financial Condition

On May 7, 2025, the Company issued a press release announcing its financial results for the quarter ended March 31, 2025. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this current report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
2.1†	Purchase Agreement, dated May 7, 2025, by and among Tripledot, Eton Games Inc., Tripledot Group Holdings Limited, AppLovin Corporation, Morocco, Inc., and AppLovin GmbH.
99.1	Press Release, dated May 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K
    Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange. Forward-looking statements in this Current Report on Form 8-K include statements regarding the sale of the Company’s Gaming Business and the expected closing date of the transactions contemplated by the Agreement. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. With respect to the Transactions, important factors that could cause such differences include, among other things, the risk that a condition to closing of the proposed Transactions may not be satisfied (or waived), that either party may terminate the Agreement or that the closing of the Transactions might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; the diversion of management time on transaction-related issues; and the response of competitors to the Transactions, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. These forward-looking statements are also subject to the risks described in the Company’s filings with the SEC. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: May 7, 2025	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer